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                                                                    Exhibit 3.33

                           SECOND AMENDED AND RESTATED
                                 TRUST AGREEMENT
                            Dated as of September 29, 1995

                                     between

                                    747 INC.,
                                DELFORD M. SMITH,
                              KING, CHRISTIAN INC.,

                                as Beneficiaries

                                       and

                            WILMINGTON TRUST COMPANY,

                                as Owner Trustee

                          One Boeing 747-273C Aircraft

                                       and

                    Three McDonnell Douglas DC-9-33F Aircraft

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                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

ARTICLE I
                   OWNER TRUSTEE'S AUTHORIZATION AND DIRECTION ............- 2 -
   1.1     Creation of Trust ..............................................- 2 -
   1.2     Authorization to Execute Certain Documents .....................- 2 -
   1.3     Conditions Precedent to Owner Trustee's Obligation
              and Authority ...............................................- 3 -
   1.4     Instructions ...................................................- 3 -
   1.5     Replacement Engines ............................................- 3 -

ARTICLE II
                              DECLARATION OF TRUSTS .......................- 4 -
   2.1     Declaration of Trusts ..........................................- 4 -

ARTICLE III
                            BENEFICIARY'S AGREEMENTS ......................- 4 -
   3.1     [RESERVED] .....................................................- 4 -
   3.2     Indemnification of Owner Trustee; Owner Trustee's
              Lien on Trust Estate ........................................- 4 -
   3.3     Preparation of Tax Returns and Other Reports ...................- 6 -
   3.4     Allocation of Interest .........................................- 6 -

ARTICLE IV
                           OWNER TRUSTEE'S AGREEMENTS .....................- 6 -
   4.1     Execution and Delivery of Documents and Performance of
              Obligations .................................................- 6 -
   4.2     [RESERVED] .....................................................- 6 -
   4.3     Receipt of Funds Pursuant to Lease or otherwise
              and Distribution Thereof ....................................- 6 -
   4.4     Payments from Trust Estate Only ................................- 7 -
   4.5     Method of Payment ..............................................- 7 -
   4.6     Obligations in Connection with Event of Default ................- 7 -
   4.7     Take Certain Action Upon Specific Instructions .................- 8 -
   4.8     Limitation of Owner Trustee's Responsibilities .................- 9 -
   4.9     Management of the Trust Estate ................................- 10 -

ARTICLE V
                          CONCERNING THE OWNER TRUSTEE ...................- 11 -
   5.1     Standard of Care ..............................................- 11 -
   5.2     No Duties of Maintenance, etc .................................- 11 -
   5.3     Representations and Warranties ................................- 12 -
   5.4     Reliance on Writings, Use of Agents, etc ......................- 12 -

ARTICLE VI
                        EFFECT OF SALES BY OWNER TRUSTEE .................- 13 -
   6.1     Effect of Sales by Owner Trustee ..............................- 13 -

                                      - 1 -

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ARTICLE VII
                     RESIGNATION AND REMOVAL OF OWNER TRUSTEE;
                            APPOINTMENT OF SUCCESSORS ....................- 13 -
   7.1     Resignation; Successor Owner Trustee ..........................- 13 -
   7.2     Acceptance of Appointment .....................................- 14 -
   7.3     Qualification of Successor Owner Trustee ......................- 14 -
   7.4     Merger of Owner Trustee .......................................- 15 -
   7.5     Status of Successor Owner Trustee .............................- 15 -
   7.6     Appointment of Co-Trustees and Separate Trustees ..............- 15 -

ARTICLE VIII
                TRANSFER OF THE BENEFICIARY'S INTEREST ...................- 16 -
   8.1     Restrictions on Transfer or Assignment ........................- 16 -
   8.2     Notice of Transfer ............................................- 18 -

ARTICLE IX
               TERMINATION OF AND AMENDMENT TO TRUST .....................- 18 -
   9.1     Termination ...................................................- 18 -
   9.2     Termination at Option of Beneficiary ..........................- 19 -
   9.3     Distribution of the Trust Estate Upon Termination .............- 19 -
   9.4     Supplements and Amendments to This Trust Agreement
              and other Documents ........................................- 20 -

ARTICLE X
               COMPENSATION, COSTS AND EXPENSES OF OWNER TRUSTEE          - 20 -
   10.1    Compensation, Costs and Expenses of Owner Trustee .............- 20 -

ARTICLE XI
                                 MISCELLANEOUS ...........................- 21 -
   11.1    Entire Agreement ..............................................- 21 -
   11.2    Notices .......................................................- 21 -
   11.3    Situs of Trust; Governing Law .................................- 21 -
   11.4    Non-Segregation of Monies .....................................- 22 -
   11.5    Benefit of Parties, Successors and Assigns ....................- 22 -
   11.6    Survival of Representations and Warranties ....................- 22 -
   11.7    Severability of Invalid Provisions ............................- 22 -
   11.8    Effect of Waiver ..............................................- 22 -
   11.9    Remedies Not Exclusive ........................................- 22 -
   11.10   References to Agreements and Instruments ......................- 23 -
   11.11   Headings and Table of Contents ................................- 23 -
   11.12   Construction of References ....................................- 23 -
   11.13   Counterpart Execution and Dating ..............................- 23 -

                                     - ii -

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                           SECOND AMENDED AND RESTATED
                                 TRUST AGREEMENT

          This SECOND AMENDED AND RESTATED TRUST AGREEMENT dated as of September 29, 1995 (the "Trust Agreement") among 747 INC., an Oregon corporation, DELFORD
M. SMITH, a natural person, KING, CHRISTIAN INC., a Nevada corporation (all such parties being herein called the "Beneficiary", such term to refer to each Beneficiary or, collectively, all Beneficiaries, as the context may require), and WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity but solely as trustee hereunder (in such capacity, the "Owner Trustee").

                              W I T N E S S E T H:

          WHEREAS, the Amended and Restated Participation Agreement dated as of August 31, 1987, which amended and restated the Participation Agreement dated as of February 25, 1986 (collectively, the "Original Participation Agreement"), among the Beneficiary, the Owner Trustee, TCW Special Credits, as agent and on behalf of certain funds and accounts and as assignee of Security Pacific Equipment Finance (Europe), Inc., as loan participant (the "Loan Participant"), and Evergreen International Airlines, Inc., as lessee (the "Lessee") provided for the financing and lease of certain Leased Property;

          WHEREAS, terms used herein are used as defined in the Second Amended and Restated Lease Agreement dated as of September 29, 1995 (the "Lease") between the Owner Trustee, as Lessor, and the Lessee;

          WHEREAS, the parties to the Original Participation Agreement desire to restructure their respective obligations under the Lease, the Mortgage, the Guaranty and Subordination Agreement, the Note and other agreements pursuant to a Restructure Agreement dated as of September 29, 1995 (the "Restructure Agreement"), and the Beneficiary and the Owner Trustee desire to amend and restate the Amended and Restated Trust Agreement dated as of August 31, 1987, which amended and restated the Trust Agreement dated as of February 25, 1986 as amended by Amendment Number One dated as of August 31, 1988 (as so amended and restated, the "Original Trust Agreement"), to reflect the terms and conditions of the Restructure Agreement; and

          WHEREAS, the Owner Trustee is willing to accept the duties and obligations imposed hereby on the terms and conditions set forth herein.

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          NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree to amend and restate the Original Trust Agreement in its entirety as follows:

                                    ARTICLE I
                   OWNER TRUSTEE'S AUTHORIZATION AND DIRECTION

          1.1 Creation of Trust. The Beneficiary and the Owner Trustee hereby confirm the trust (the "Trust") created by the Original Trust Agreement, which Trust shall be identified by the date of the Original Trust Agreement.

          1.2 Authorization to Execute Certain Documents. The Beneficiary hereby authorizes and directs the Owner Trustee, not individually but solely on behalf of the Trust, to take the following action:

               (a) execute and deliver the Participation Agreement, the Mortgage, the Lease, the Guaranty and Subordination Agreement, the Junior Mortgage and, subject to the provisions hereof, any amendments to and restated versions of such documents;

               (b) execute and deliver one or more Lease Supplements and Trust Agreement and Mortgage Supplements as are necessary to cover the Leased Property;

               (c) execute and deliver the Note with the blanks therein completed, all in accordance with the terms and provisions of the Mortgage and in such principal amounts and bearing such rates of interest as may be determined under and in accordance with the Participation Agreement and the Mortgage;

               (d) execute and deliver, or to accept, each document referred to in the Restructure Agreement, the Mortgage, the Lease or the Participation Agreement and required under the terms thereof to consummate the transactions contemplated thereby;

               (e) pay to the Loan Participant the amounts to be paid to the Loan Participant in respect of the installment of principal due on the Note under the Mortgage on the due dates of such payments and to hold the balance of remaining funds in its possession in

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          connection with the transactions contemplated by the Restructure
          Agreement, if any, as provided in the Participation Agreement;

               (f) execute and deliver amendments to the Uniform Commercial Code financing statements necessary to consummate the transactions contemplated by the Restructure Agreement; and

               (g) subject to the terms of this Trust Agreement, to exercise all of the rights and perform all the obligations of the Lessor under the Lease and the Owner Trustee under the Participation Agreement, the Mortgage, the Guaranty and Subordination Agreement, the Lease and the Junior Mortgage.

          1.3 Conditions Precedent to Owner Trustee's Obligation and
Authority. The obligation and authority of the owner Trustee to take the actions referred to in paragraphs (c), and (g) (with respect to the rights and obligations of the Owner Trustee under the Participation Agreement and under the Mortgage) of Section 1.2 hereof shall be subject to the conditions precedent that the conditions set forth in the Participation Agreement with respect to the Owner Participant Commitment (as therein defined) shall have been complied with in a manner satisfactory to the Beneficiary.

          1.4 Instructions. The Owner Trustee, without necessity of further instructions from the Beneficiary, is hereby authorized and directed by the Beneficiary to take all action specified in Section 3 of the Participation Agreement as action to be taken by the Owner Trustee.

          1.5 Replacement Engines. The Beneficiary hereby authorizes and directs the Owner Trustee, and the Owner Trustee agrees for the benefit of the Beneficiary and the Lessee, that, in the event of a replacement engine, if any, being substituted pursuant to Section 10(b) of the Lease, it will, subject to
Section 4.7 hereof and to due compliance with the terms of Section 10(b) of the Lease and Section 6.5 of the Mortgage: (a) to the extent not previously accomplished by a prior authorization, authorize a representative or representatives of the Owner Trustee (who shall be an employee or employees of the Lessee) to accept delivery of the replacement engine; (b) accept from the Lessee or other vendor of the replacement engine a bill of sale or bills of sale and the invoice, if any, with respect to the replacement engine being furnished pursuant to Section 10(b) of the Lease; (c) execute and deliver a Lease Supplement and a Trust Agreement and Mortgage Supplement covering such replacement engine; (d) transfer title to the engine being replaced to the

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Lessee; and (e) request in writing that the Mortgagee execute and deliver to the Lessee an appropriate instrument releasing the engine being replaced from the lien of the Mortgage (solely with respect to such replaced engine) from the assignment and pledge under the Mortgage.

                                   ARTICLE II
                              DECLARATION OF TRUSTS

          2.1 Declaration of Trusts. The Owner Trustee hereby declares, with respect to the Trust, that it will hold all estate, right, title and interest in and to the Leased Property, the Lease, the Guaranty and Subordination Agreement and the Junior Mortgage and any funds transmitted to the Owner Trustee pursuant to the Operative Documents, including, without limitation, the Purchase Deposit and the Cash Deposit (as such terms are defined in the Mortgage) and all amounts of rent, insurance proceeds, indemnity and other payments of any kind for or with respect to the Leased Property or any part thereof, (all such estate, right, title and interest being herein sometimes called, with respect to the Trust, the "Trust Estate") for the use and benefit of the Beneficiary, subject, however, to the terms and conditions hereof, of the Restructure Agreement, the Mortgage, including the grant of a security interest and mortgage by the Owner Trustee in the Trust Estate, of the Lease and of all other documents referred to herein and therein and the rights of others hereunder and thereunder. The Trust Estate expressly excludes any payments received by the Owner Trustee in its individual capacity, including, without limitation, any insurance and indemnification payments.

                                   ARTICLE III
                            BENEFICIARY'S AGREEMENTS

          The Beneficiary acknowledges and agrees as follows:

          3.1 [RESERVED].

          3.2 Indemnification of Owner Trustee; Owner Trustee's Lien on Trust Estate. The Beneficiary shall assume liability for, and shall indemnify, protect, save and keep harmless Wilmington Trust Company, in its individual capacity or as Owner Trustee (including any co-trustee or separate trustee appointed pursuant to Section 7.6 hereof) and its successors, assigns and agents (each such person being herein referred to as an "indemnified person") from and against any and all liabilities, obligations, losses, damages, penalties, taxes (other than any

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income taxes on fees or other compensation received by Wilmington Trust Company for serving as a trustee), claims (including, without limitation, claims involving strict or absolute liability in tort), actions, suits, costs, expenses and disbursements (including, without limitation, legal fees and expenses) of any kind and nature whatsoever (hereinafter referred to as "Claims") which may be imposed on, incurred by or asserted against any indemnified person, whether or not also indemnified against by the Lessee or by any other person, in any way relating to or arising out of this Trust Agreement, the Trust created hereby, the Participation Agreement, the Mortgage, the Lease, the Guaranty and Subordination Agreement, the Junior Mortgage or any document contemplated hereby or thereby, or the performance or enforcement of any of the terms hereof or thereof, or in any way relating to or arising out of the manufacture, purchase, acceptance, rejection, ownership, delivery, lease, sublease, possession, use, operation, maintenance, condition, registration, sale, return, storage or other disposition of the Leased Property or any part thereof or any accident in connection therewith (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement), or in any way relating to or arising out of the administration of the Trust and the Trust Estate or the action or inaction of any indemnified person hereunder, provided, however, that the Beneficiary shall not be required to indemnify any indemnified person for any Claims resulting from acts which constitute the willful misconduct or gross negligence of such indemnified person, but (except as set forth in clause (3) of paragraph (b) of Section 7.6 hereof) the willful misconduct or gross negligence of any one indemnified person shall not affect the rights of any other indemnified person hereunder, and provided further, that the Beneficiary shall not be required to indemnify Wilmington Trust Company with respect to Claims resulting from (a) any representation or warranty of Wilmington Trust Company contained herein proving to be untrue or inaccurate; (b) any representation or warranty of Wilmington Trust Company made expressly in its individual capacity and contained in the Participation Agreement proving to be untrue or inaccurate; (c) any breach of any covenant by Wilmington Trust Company made expressly in its individual capacity herein or in the Participation Agreement and (d) any matter for which the Owner Trustee is personally liable pursuant to Section 5.1 hereof. The indemnities contained in this Section shall survive the termination of this Trust Agreement and of the Trust created hereby and such indemnities are expressly made for the benefit of, and shall be enforceable by, each indemnified person notwithstanding the fact that such indemnified person is no longer a party to this Trust Agreement or was not a party to this Trust Agreement on the date of the execution hereof. In addition, to secure the foregoing indemnities by the Beneficiary,

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Wilmington Trust Company, in its individual capacity and as Owner Trustee, shall, to the extent not reimbursed by the Lessee under the Lease or any other person, have a lien on the Trust Estate prior to any interest therein of the Beneficiary but junior to the lien of the Loan Participant.

          3.3 Preparation of Tax Returns and Other Reports. The Beneficiary shall prepare or cause to be prepared, and may direct the Owner Trustee to file, all tax returns and other governmental reports required to be filed by the Owner Trustee in connection with the transactions contemplated hereby.

          3.4 Allocation of Interest. The interest of each of the Beneficiaries in the portion of the Trust Estate relating to the 747 Leased Property is 33 1/3 percent and the interest of 747 Inc. in the portion of the Trust Estate relating to the DC-9 Leased Property is 100 percent.

                                   ARTICLE IV
                           OWNER TRUSTEE'S AGREEMENTS

                   The Owner Trustee hereby agrees as follows:

          4.1 Execution and Delivery of Documents and Performance of Obligations. The Owner Trustee shall accept or execute and shall deliver the documents referred to in Article I hereof, in any other Article hereof or in any directive of the Beneficiary (not inconsistent with the provisions of the Mortgage) given pursuant hereto, and shall perform with respect to the Trust all the obligations and duties of the Owner Trustee hereunder and thereunder.

          4.2 [RESERVED]

          4.3 Receipt of Funds Pursuant to Lease or Otherwise and Distribution Thereof. (a) Until the Mortgage shall have been discharged pursuant to Section
8.1 thereof, all Basic Rent, Supplemental Rent, insurance proceeds and requisition, indemnity or other payments of any kind for or with respect to the Leased Property and all other amounts included in the Trust Estate payable to or received by the Owner Trustee shall be payable by the Owner Trustee directly to the Loan Participant unless otherwise directed in writing by the Loan Participant (and if any of the same are received by the Owner Trustee, shall upon receipt be paid over to the Loan Participant without deduction, set-off or adjustment of any kind) for distribution in accordance with the provisions of
Article IV of the Mortgage.

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          (b) After the Mortgage shall have been discharged pursuant to Section
8.1 thereof, any payment of the type referred to in paragraph (a) of this
Section 4.3 received by the Owner Trustee, any payments received from the Loan Participant and any other amount received for the application or distribution of which no provision is made herein, shall be distributed forthwith upon receipt by the Owner Trustee in the following order of priority: first, so much of such payment as shall be required to reimburse Wilmington Trust Company, in its individual capacity and as Owner Trustee, for any expenses not otherwise reimbursed as to which it is entitled to be so reimbursed pursuant to the provisions hereof shall be retained by the Owner Trustee; and second, the balance, if any, shall be paid to the Beneficiary.

          4.4 Payments from Trust Estate Only. All payments to be made by the Owner Trustee under this Agreement shall be made only from the income and the proceeds from the Trust Estate and only to the extent that the Owner Trustee shall have received income or proceeds from the Trust Estate, except as specifically provided in Section 4.3 hereof. The Beneficiary agrees that it will look solely to the income and proceeds from the Trust Estate to the extent available for payment as herein provided and that, except as specifically provided herein, Wilmington Trust Company shall not be liable in its individual capacity to the Beneficiary or any persons for any amounts payable under this Agreement and shall not be subject to any liability in its individual capacity under this Trust Agreement.

          4.5 Method of Payment. All amounts payable to the Beneficiary pursuant to this Agreement shall be paid by the Owner Trustee to the Beneficiary or a nominee therefor by crediting the amount to be distributed to the Beneficiary to an account maintained by the Beneficiary with the Owner Trustee in immediately available funds or by transferring such amount in immediately available funds to a banking institution with bank wire transfer facilities for the account of the Beneficiary, as instructed from time to time by the Beneficiary.

          4.6 Obligations in Connection with Event of Default. In the event the Owner Trustee shall have knowledge of an Event of Default under the Restructure Agreement, the Lease, the Mortgage or the Junior Mortgage, the Owner Trustee promptly shall give notice of such Event of Default to the Beneficiary and the Loan Participant by telephone or facsimile, which notice shall be promptly confirmed by first class registered or certified postage prepaid mail, unless such Event of Default shall have been remedied before the giving of such notice. Subject to the terms of Section 4.8 hereof, the Owner Trustee shall take such action, or refrain from taking such action, not inconsistent with the provisions of the Mortgage, with respect to such Event of Default as the Owner Trustee shall be directed in writing by the Beneficiary. If the Owner Trustee shall not have received instructions as above provided within 20 days after mailing notice of such Event of Default to the Beneficiary and the Loan Participant, the Owner Trustee may, subject to instructions thereafter received pursuant to the preceding sentence, take such action, or refrain from taking such action, but shall be under no duty to take or refrain from taking any action, with respect to such Event of Default, not inconsistent with the provisions of the Mortgage, as it shall deem advisable in the best interest of the Beneficiary. For all purposes of this Trust Agreement, in the absence of actual knowledge by an officer of the Corporate Trust Administration Department responsible for the administration of the Trust Estate, the Owner Trustee shall not be deemed to have knowledge of an Event of Default unless notified in writing by the Beneficiary, the Lessee or the Loan Participant, except that, if the Owner Trustee is receiving and disbursing funds with respect to the Lease, the Owner Trustee shall be deemed to have knowledge of an Event of Default upon the failure of the Lessee to pay any installment of Basic Rent within 10 Business Days after the same shall become due. For purposes of this Trust Agreement and all other documents or instruments contemplated hereby or referred to herein, the Owner Trustee shall not be deemed to have actual knowledge of an Event of Default unless the same is known by an officer in the Corporate Trust Administration of the Owner Trustee.

          4.7 Take Certain Action Upon Specific Instructions.(a) Subject to the terms of Section 4.8 hereof and upon the written instruction at any time and from time to time of the Beneficiary, the Owner Trustee shall take such of the following actions, not inconsistent with the provisions of the Mortgage, as may be specified in such instructions:

               (1) give such notice or direction or exercise such right, remedy or power under the Lease, the Guaranty and Subordination Agreement, the Junior Mortgage or in respect of the Trust Estate as shall be specified in such instructions or take such other action (including, without limitation, such action to preserve or protect the Trust Estate, including the discharge of liens or encumbrances, as the Lessee shall not be required to take in accordance with the terms of the Lease) as shall be specified in such instructions;

               (2) subject to Section 8.1 hereof, approve as satisfactory to the Owner Trustee or consent to all matters required by the terms of the Lease and other documents referred to herein to be satisfactory to the Owner Trustee or consented to by the Owner Trustee; and

               (3) after the expiration or earlier termination of the Lease, convey (subject to the lien, if any, of the Mortgage and the Junior mortgage), at the expense of the Beneficiary, all of the Owner Trustee's right, title and interest in and to the Leased Property or any part thereof for such amount or on such terms and to such purchaser or purchasers as shall be designated in such instructions or lease or otherwise dispose of the Leased Property on such terms as shall be designated in such instructions.

The Owner Trustee shall, by notice to the Lessee and without further instruction from any Participant, require that the Lessee take all action as may from time to time be specified in the opinion referred to in Section 8(o) of the Participation Agreement or be specified in other such instruction from a Participant to the Owner Trustee, in order to maintain the perfection of the security interest of the Loan Participant in the Mortgage Estate.

          In the event that the Owner Trustee is unsure of the application of any provision of this Trust Agreement or any other agreement relating to the transactions contemplated hereby, the Owner Trustee may request and rely upon instruction of the Beneficiary, provided, however, that if the Owner Trustee shall not have received instructions from the Beneficiary pursuant to its request within twenty (20) days after the date of such request, until instructed otherwise, the Owner Trustee may, but shall not be obligated to, take or refrain from taking such action as it shall deem advisable in the best interest of the Beneficiary.

          (b) In any case in which any provision of this Agreement requires the consent, direction, approval or instructions of the Beneficiary to permit or require the Owner Trustee to take, or refrain from taking, any action, or in which this Trust Agreement envisages the Beneficiary acting to remove the Owner Trustee or appointing a successor Owner Trustee such provision shall be deemed to require the consent, direction, approval or instructions, as the case may be, of Beneficiaries having more than 50% of the aggregate beneficial interest in the Trust Estate.

          4.8 Limitation of Owner Trustee's Responsibilities. The Owner Trustee shall not be required to take any action under Section 4.6 or 4.7 hereof unless the Owner Trustee shall have been indemnified by the Beneficiary in manner and form satisfactory to the Owner Trustee against any liability, cost or expense (including reasonable counsel fees) which may be incurred in connection with such action. The Owner Trustee shall not be required to take any action under Section 4.6 or 4.7 hereof, nor shall any other provision of this Trust Agreement be deemed to impose a duty on the Owner Trustee to take any action, if the Owner Trustee shall have been advised by counsel that such action is contrary to the terms of this Trust Agreement, the Participation Agreement, the Mortgage, the Guaranty and Subordination Agreement, the Junior Mortgage or the Lease, or is otherwise contrary to law.

          4.9 Management of the Trust Estate.

          (a) The Owner Trustee shall have no duty or obligation with respect to the Trust to manage, control, use, sell, operate, store, lease, dispose of or otherwise deal with the Leased Property or any other part of the Trust Estate or otherwise to take or refrain from taking any action under or in connection with the Lease, the Participation Agreement, the Guaranty and Subordination Agreement, the Mortgage, the Junior Mortgage or any other document or any other action with respect to the Leased Property except as expressly required by the terms of the Lease or the Participation Agreement or as expressly provided by the terms of this Trust Agreement, or (to the extent not inconsistent with the terms of the Mortgage) as expressly provided in written instructions relating to such funds from the Beneficiary and no implied duties or obligations shall be read into this Trust Agreement against the Owner Trustee. Wilmington Trust Company nevertheless agrees in its individual capacity and not in its capacity as Owner Trustee, and at its own cost and expense, promptly to take such action as may be necessary with respect to the Trust to discharge any Lessor Liens attributable to it in its individual capacity and unrelated to the transactions contemplated by the Operative Documents.

          (b) Anything herein to the contrary notwithstanding, the Owner Trustee shall comply with the provisions of Section 1.2 or Section 1.5 hereof, as the case may be, upon the performance, to the satisfaction of special counsel for the Owner Trustee, of all the applicable conditions precedent specified in
Section 1.3 hereof and in Sections 3 and 4 of the Participation Agreement, and in Section 10(b) of the Lease, as the case may be.

          (c) The Owner Trustee agrees with respect to the Trust that it will not manage, control, use, sell, dispose of or otherwise deal with the Leased Property or any other part of the Trust Estate except (i) as required by the terms of the Participation Agreement, the Mortgage, the Guaranty and Subordination Agreement, the Junior Mortgage or the Lease, (ii) in accordance with the powers granted to or the authority conferred on the Owner Trustee pursuant to this Trust Agreement, or (iii) in accordance with written instructions relating to such funds from the Beneficiary.

                                    ARTICLE V
                          CONCERNING THE OWNER TRUSTEE

          5.1 Standard of Care. The Owner Trustee accepts the trusts hereby created and agrees to perform the same but only upon the terms of this Trust Agreement. The Owner Trustee shall not be answerable or accountable to the Beneficiary under any circumstances except for its own willful misconduct or gross negligence and except that, insofar as in performing its undertakings set forth in this Trust Agreement the owner Trustee actually receives funds and insofar as the Owner Trustee receives express written instructions relating to such funds from the Beneficiary, it shall be held to the same degree of care and skill in handling such funds and in complying with such instructions as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          5.2 No Duties of Maintenance, etc. Except in accordance with written instructions pursuant to Section 4.7 hereof and except as provided in, and without limiting the generality of, Sections 4.9 and 7.2 hereof, the Owner Trustee shall have no duty with respect to the Trust (i) to see to any registration of any Aircraft or any recording or filing of the Lease, this Trust Agreement, the Mortgage, the Junior Mortgage or any instrument or document described in this Trust Agreement or any security interest or lien or to see to the maintenance of any such documentation, recording or filing, (ii) to see to any insurance on any part of the Trust Estate or to effect or maintain any such insurance, whether or not the Lessee shall be in default with respect to the Lease, other than to receive and hold any insurance policies, cover certificates or binders furnished to the Owner Trustee by the Lessee pursuant to Section 11 of the Lease, (iii) other than as provided in Section 4.9(a) hereof, to see to the payment or discharge of any tax, assessment or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the Trust Estate or to make or file any reports or returns related thereto, (iv) to confirm, verify or inquire into the failure of the Lessee to send any reports or financial statements of the Lessee, (v) to inspect the Leased Property or any part thereof at any time or ascertain or inquire as to the performance or observance of the Lessee's covenants under the Lease with respect to the properties subject thereto or (vi) to approve as satisfactory to it or consent to any matter required by the terms of the Participation Agreement, the Mortgage, the Guaranty and subordination Agreement, the Junior Mortgage or the Lease or of any other instrument or document executed and delivered by the Owner Trustee pursuant to
Article I hereof to be satisfactory to the Owner Trustee or consented to by the Owner Trustee.

          5.3 Representations and Warranties. THE OWNER TRUSTEE MAKES (a) NO REPRESENTATION OR WARRANTY AS TO THE VALUE, CONDITION, MERCHANTABILITY OR FITNESS FOR USE OF ANY PART OF THE TRUST ESTATE OR AS TO ITS TITLE THERETO, OR ANY OTHER REPRESENTATION OR WARRANTY WITH RESPECT TO THE TRUST ESTATE WHATSOEVER except that Wilmington Trust Company in its individual capacity hereby represents and warrants to the Beneficiary that (i) the owner Trustee has received whatever title was conveyed to it by the 747 Seller or the DC-9 Seller, as the case may be, and (ii) the properties included in the Trust Estate shall at all times be free of liens, encumbrances or security interests resulting from claims against Wilmington Trust Company in its individual capacity not related to ownership of such properties or to the Owner Trustee's administration of the Trust Estate, and (b) no representation or warranty as to the validity, legality or enforceability of this Trust Agreement or any of the instruments or documents described herein or as to the correctness of any statement contained in any thereof or the due creation or perfection of any lien or security interest purported to be created by any thereof, except that Wilmington Trust Company in its individual capacity hereby represents and warrants that (x) this Trust Agreement has been and the Participation Agreement, the Mortgage, the Guaranty and subordination Agreement, any Trust Agreement and Mortgage Supplement, the Note, the Lease, any Lease Supplement and the Junior Mortgage have been (assuming due authorization, execution and delivery of this Trust Agreement by the Beneficiary) (or at the time of execution and delivery of any such instrument by the Owner Trustee under this Trust Agreement as originally executed that such an instrument will be) duly executed and delivered by one of its officers who is or will be, as the case maybe, duly authorized to execute and deliver such instruments on behalf of the Owner Trustee and (y) on the date of execution and delivery of this Trust Agreement it is (and will be) a "citizen of the United States" as defined in 49 U.S.C. (S) 40102(a)(15),

          5.4 Reliance on Writings, Use of Agents, etc. The Owner Trustee shall not incur any liability to anyone in acting upon any signature, instrument, notice, resolution, request, consent, telegram, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed or sent by the proper party or parties. The Owner Trustee may accept a copy of a resolution of the Board of Directors or the Executive Committee, if any, of the Lessee or the Beneficiary certified by the Secretary or an Assistant

Secretary of the Lessee or the Beneficiary as duly adopted and in full force and effect, as conclusive evidence that such resolution has been duly adopted by such Board of Directors or Executive Committee and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically described herein, the Owner Trustee may for all purposes hereof rely on a certificate, signed by the Chairman of the Board, or by the President, or by an Executive Vice President or Vice President, or by the Treasurer, or by the Controller, or by the Secretary of the Lessee or the Beneficiary, as the case may be, as to such fact or matter, and such certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by them in good faith in reliance thereon. In the performance of its duties hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through agents (and pursuant to Article XI hereof, is so doing) or attorneys and may, at the expense of the Trust Estate, consult with counsel, accountants and other skilled persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith in accordance with the advice or opinion of any such counsel, accountants or other skilled persons.

                                   ARTICLE VI
                        EFFECT OF SALES BY OWNER TRUSTEE

          6.1 Effect of Sales by Owner Trustee. Any sale of all or any part of the Trust Estate by the Owner Trustee or its agent shall with respect to the Trust bind the Beneficiary and shall be effective for the benefit of the purchasers thereof and their respective successors and assigns to divest and transfer all right, title and interest of the Owner Trustee in the property so sold, and no such purchasers shall be required to inquire as to compliance by the Owner Trustee with any of the terms of this Trust Agreement or to see to the application of any consideration paid for such property.

                                   ARTICLE VII
                    RESIGNATION AND REMOVAL OF OWNER TRUSTEE;
                            APPOINTMENT OF SUCCESSORS

          7.1 Resignation; Successors Owner Trustee. The Owner Trustee or any successor thereto may, with respect to the Trust, resign at any time without cause by giving at least 30 days' prior written notice to the Beneficiary and the Loan Participant, such resignation to be effective on the date of appointment of a successor trustee as hereinafter provided. In addition, the Beneficiary may at any time with respect to the Trust remove the owner Trustee without cause by an instrument in writing, which instrument shall designate the effective date of any such removal, delivered to the Owner Trustee. In the case of the resignation or removal of the Owner Trustee, the Beneficiary shall appoint a successor trustee by an instrument signed by the Beneficiary. If the Beneficiary shall not have appointed a successor trustee within 30 days after such resignation or removal, the Owner Trustee shall continue as Owner Trustee and may apply to any court of competent jurisdiction to appoint a successor trustee to act until such time, if any, as a successor shall have been appointed by the Beneficiary as above provided. Any successor trustee so appointed by such court shall immediately and without further act be superseded by any successor trustee thereafter appointed by the Beneficiary.

          A successor trustee hereunder shall be deemed an owner Trustee for all purposes hereof, and each reference herein to the Owner Trustee shall thereafter be deemed to include such successor.

          7.2 Acceptance of Appointment. Any successor trustee, whether appointed by a court or by the Beneficiary, shall execute and deliver to its or his predecessor trustee an instrument reasonably satisfactory to such predecessor trustee accepting such appointment, and thereupon such successor trustee, without further act, shall with respect to the Trust become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor trustee in the trusts hereunder with like effect as if originally named as an Owner Trustee herein; but nevertheless upon the written request of such successor trustee such predecessor trustee shall execute and deliver an instrument reasonably satisfactory to such successor trustee transferring to such successor trustee, upon the trusts herein expressed, all the estates, properties, rights, powers and trusts of such predecessor trustee, and such predecessor trustee shall duly assign, transfer, deliver and pay over to such successor trustee any property or monies then held by such predecessor trustee upon the trusts herein expressed.

          7.3 Qualification of Successor Owner Trustee. Any successor to the Owner Trustee, however appointed, shall be a "citizen of the United States" as defined in 49 U.S.C. (S) 40102(a)(15), and shall also be a solvent bank or trust company organized under the laws of the United States or any jurisdiction thereof having a combined capital and surplus of at least $50,000,000, if there be such an institution willing, able and legally qualified to perform the duties of the Owner Trustee hereunder upon reasonable or customary terms. In addition, such successor shall be reasonably satisfactory to the Loan

Participant, which satisfaction shall be evidenced by written approval prior to such successor's appointment.

          7.4 Merger of Owner Trustee. Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from or surviving any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the owner Trustee may be transferred, shall, subject to the terms of Section 7.3 hereof, be the Owner Trustee under this Trust Agreement without any further act.

          7.5 Status of Successor Owner Trustee. A successor trustee shall have the same duties, powers and discretion conferred herein on the Owner Trustee. A successor trustee may accept the assets of the Trust Estate delivered to him or it by his or its predecessor trustee as constituting the entire assets of the Trust Estate and shall not be required to take any action to determine what constitutes the Trust Estate or to obtain possession of any assets thereof or to investigate any acts, omissions or misconduct of his or its predecessor trustee.

          7.6 Appointment of Co-Trustees and Separate Trustees.

          (a) At any time or times for the purpose of meeting the legal requirements of any jurisdiction in which any part of the Trust Estate may at the time be located, the Owner Trustee shall have power to appoint one or more solvent Persons to act as co-trustee of all or any part of the Trust Estate or to act as separate trustee or trustees of any property constituting a part thereof, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons any property, title, right or power deemed necessary or desirable, subject to the remaining provisions of this
Section 7.6.

          (b) Every separate trustee or co-trustee shall, to the extent permitted by law, be appointed subject to the following terms:

               (1) The rights, powers, duties and obligations conferred or imposed upon any such separate trustee or co-trustee shall not be greater than those conferred or imposed upon the Owner Trustee, and such rights and powers shall be exercisable only jointly with the Owner Trustee, except to the extent that, under any law of any jurisdiction in which any particular act or acts are to be performed, the Owner Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights and powers shall be exercised by such separate trustee or co-trustee subject to the provisions of subsection
          (b)(4) of this Section 7.6.

               (2) The Owner Trustee may at any time, by an instrument in writing executed by it, accept the resignation of or remove any separate trustee or co-trustee appointed under this section.

               (3) No trustee or co-trustee under this Trust Agreement shall be liable by reason of any act or omission of any other trustee or co-trustee under this Trust Agreement, provided that, to the extent any individual trustee is itself so liable pursuant to the terms of this Trust Agreement, the Owner Trustee shall be answerable and accountable to the Beneficiary for any acts or failures to act of any such individual trustee appointed hereunder who is an officer or employee of the Owner Trustee, but such individual trustee shall be answerable and accountable only for the acts or failures to act of the individual trustee alone.

               (4) No power given to such separate trustee or co-trustee shall be separately exercised hereunder by such separate trustee or co-trustee except with the consent in writing of the Owner Trustee, anything herein contained to the contrary notwithstanding.

               (5) Such separate trustee or co-trustee shall meet the requirements of Section 7.3 with respect to a successor trustee.

          (c) Upon the acceptance in writing of such appointment by any such separate trustee or co-trustee, it shall be vested with the Trust Estate to which its appointment relates as specified in the instrument of appointment, subject to all the terms of this Trust Agreement.

                                  ARTICLE VIII
                     TRANSFER OF THE BENEFICIARY'S INTEREST

          8.1 Restrictions on Transfer or Assignment. The Beneficiary shall not assign, convey or otherwise transfer any of its right, title or interest in the Trust Estate or in any of the Participation Agreement, the Mortgage, the Lease, the Guaranty and Subordination Agreement and the Junior Mortgage (herein collectively called the "operative Documents" and each, individually, an "Operative Document") to which it is a party; provided, however, that subject to this Section 8.1 the Beneficiary may transfer to one or more other persons or entities (hereinafter in this Article VIII referred to as the "Transferees") all, or any part, of its right, title and interest as such Beneficiary in and to this Trust Agreement, the Trust Estate or such Operative Documents, subject to the condition that (i) each Transferee is a "citizen of the United States" as defined in 49 U.S.C. (S) 40102(a)(15), and has the requisite power and authority to enter into and carry out the transactions contemplated hereby, (ii) such transfer is consented to by each other Beneficiary, if any, (iii) the number of Beneficiaries shall not exceed five at any time, (iv) the Transferee enters into an agreement or agreements, in form and substance satisfactory to the Owner Trustee, the Loan Participant, the other Beneficiaries, if any, and the holders of more than 50% in aggregate unpaid principal amount of the Note then outstanding whereby the Transferee confirms that it shall be deemed a party to this Trust Agreement and a party to the Participation Agreement and agrees to be bound by all of the terms of, and to undertake all of the obligations of the transferor Beneficiary contained in this Trust Agreement and the Participation Agreement and to assume such transferor Beneficiary's obligations under this Trust Agreement and the Participation Agreement to the extent and as hereinafter provided and, if not otherwise amenable to service of process in a state of the United states, irrevocably appoints CT Corporation System, 1633 Broadway, New York, New York 10019, as its agent for service of process in connection with the Participation Agreement and this Agreement, (v) such transfer does not violate any provision of the Federal Aviation Act of 1958, as amended and recodified in Subtitle VII of Title 49 of the United States Code, or create a relationship which would be in violation thereof or violate any provisions of the Securities Act of 1933, as amended, and (vi) such Transferee is either a corporation which is a member of the same Affiliated Group (as defined in section 1504 of the United States Internal Revenue Code of 1954, as amended) as the Beneficiary and which is directly or indirectly wholly owned by the Beneficiary's ultimate parent; provided that the Beneficiary shall not be released from any of its obligations under the Operative Documents in the case of this clause unless the transferee is the parent or ultimate parent of the Beneficiary; or (x) a bank, trust company or insurance company which is organized and doing business in the United States and has a combined capital and surplus of at least $125,000,000; or (y) a financial corporation which (1) is organized and doing business in the United States and (2) has a combined capital and surplus of at least $50,000,000; or
(z) any corporation which is a member of the same Affiliated Group (as defined above) as the bank, trust company, insurance company or other financial corporation to which reference is made in the preceding clause (x) or (y) if such bank, trust company, insurance company or other financial corporation guarantees all obligations assumed by such transferee corporation in connection with such transfer. upon any such transfer by the Beneficiary as above provided, the transferee shall be deemed a "Beneficiary" for all purposes hereof to the extent of the interest transferred to it and of any Operative Document, and shall to such extent be deemed to have made the investment in the Trust Estate previously made by the Beneficiary, and each reference in any Operative Document to the Beneficiary shall thereafter be deemed to include the Transferee. Except as provided above, the Beneficiary making such a transfer shall not have any obligation or liability with respect to the transferred interest, to the extent any such obligation or liability arises after such transfer, but shall continue to be liable to the extent that any such obligation or liability arose on or prior to such transfer.

          If at any time there shall be more than one Beneficiary, each reference herein or in any Operative Document to the Beneficiary shall thereafter be deemed to mean each Beneficiary. The relative rights of the Beneficiaries as regards each other shall be set forth in an instrument executed at the time of a transfer by the parties to such transfer and the owner Trustee, a copy of which shall be furnished to the Loan Participant and the Lessee.

          8.2 Notice of Transfer. If the Beneficiary shall propose to transfer or assign its interests hereunder with respect to the Trust, it shall give written notice to the Owner Trustee, the Loan Participant and the Lessee at least 30 days prior thereto specifying the name and address of the proposed transferee or assignee, and enclosing the agreement or agreements referred to in
Section 8.1 hereof.

                                   ARTICLE IX
                      TERMINATION OF AND AMENDMENT TO TRUST

          9.1 Termination. This Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall, subject to the Restructure Agreement, the Participation Agreement, the Mortgage, the Junior Mortgage and
Section 4.3 hereof, be distributed to the Beneficiary, and this Trust Agreement shall be of no further force or effect, upon the earlier of (i) the sale or other final disposition by the Owner Trustee of all property constituting part of the Trust Estate and the final distribution by the Owner Trustee of all moneys or other property or proceeds constituting part of the Trust Estate in accordance with the terms of Section 4.3 hereof and (ii) 21 years less one day after the death of the last survivor of all the descendants living on the date of this Trust Agreement of the members, as of such date, of the Boards of Directors of the Owner Trustee and the Beneficiary, but if any rights, privileges or options hereunder shall be or become valid under applicable law for a period subsequent to the 21st anniversary of the death of such last survivor (or without limiting the generality of the foregoing, if legislation shall become effective providing for the validity or permitting the effective grant of such rights, privileges and options for a period in gross exceeding the period for which such rights, privileges and options are hereinabove stated to extend and be valid), then such rights, privileges or options shall not terminate as aforesaid but shall continue in effect, but only if such non-termination and continuation shall then be valid under applicable law, until such time as the same shall, under applicable law, cease to be valid.

          9.2 Termination at Option of Beneficiary. This Trust Agreement and the trusts created hereby shall terminate and the Trust Estate shall be distributed to the Beneficiary, and this Agreement shall be of no further force and effect, upon the election of the Beneficiary, made by giving notice to the Owner Trustee, if such notice shall be accompanied by a written agreement of the Beneficiary assuming all the obligations of the Owner Trustee under or contemplated by the Operative Documents and all other obligations of the Owner Trustee incurred by it as trustee hereunder; provided, however, that no such election shall be effective until the lien of the Mortgage and the Junior Mortgage on the Trust Estate has been released and until payment in full of the principal of and interest on the Note. Such written agreement shall be satisfactory in form and substance to the Owner Trustee and shall release the Owner Trustee from all further obligations of the Owner Trustee hereunder and under the agreements mentioned in the preceding sentence.

          9.3 Distribution of the Trust Estate Upon Termination. Upon any termination of the Trust pursuant to the provisions of Section 9.1 hereof, the Owner Trustee shall transfer title of the Trust Estate to the Beneficiary free and clear of any Lessor Liens attributable to the Owner Trustee but otherwise without recourse or warranty of any kind, and, upon making such transfer and accounting for all funds which have come into its hands, the Owner Trustee shall be discharged and free of any further liability hereunder with respect to the Trust, except such liability, not payable out of the assets of the Trust Estate, as may be shown by such accounting then to exist in accordance with the other provisions of this Trust Agreement.

          No later than the effective date of termination of the Trust, the Owner Trustee shall execute and deliver to the Beneficiary or to any person designated in writing by the

Beneficiary a bill of sale (together with such number of additional counterparts necessary for recording) and other written instrument or instruments all without recourse or warranty of any kind, but otherwise in form and content reasonably requested by the Beneficiary prior to such termination, evidencing the transfer of title to the Trust Estate to the Beneficiary or to any such person.

          9.4 Supplements and Amendments to This Trust Agreement and Other Documents. At any time and from time to time (i) the Owner Trustee, together with the Beneficiary, may execute and deliver an amendment or a supplement to this Trust Agreement to the extent, but only to the extent, that it relates to the Trust for the purpose of adding provisions to or changing or eliminating provisions of this Trust Agreement and the Trust, provided, however, that no such amendment or supplement shall be without the prior written consent of the Loan Participant so long as the Mortgage is outstanding or make any change with respect to the Trust which is prohibited by the Mortgage or the Lease, or any other document referred to herein and (ii) upon the written request of the Beneficiary, the Owner Trustee shall enter into such written amendment of or supplement to any of the other documents referred to herein or therein as the parties thereto may agree to (to the extent such agreement is required) and as may be specified in such request, or execute and deliver such written waiver or modification of the terms of any such other document as may be specified in such request.

          If the Owner Trustee reasonably believes that any document required to be executed pursuant to the terms of this Section increases the duties or liabilities of, or adversely affects any right, immunity or indemnity in favor of, the Owner Trustee under this Trust Agreement, the Owner Trustee may decline to execute such document until provision shall have been made with respect thereto which is reasonably satisfactory to the Owner Trustee.

                                    ARTICLE X
                COMPENSATION, COSTS AND EXPENSES OF OWNER TRUSTEE

          10.1 Compensation, Costs and Expenses of Owner Trustee. The Owner Trustee shall be reimbursed by the Beneficiary for all transaction costs incurred by or payable to the Owner Trustee. Thereafter the Owner Trustee or its successor shall receive as compensation for its ordinary services hereunder such fees as may heretofore and from time to time hereafter be agreed upon between the Beneficiary and the Owner Trustee or its successor and shall be reimbursed for its ordinary costs and expenses hereunder. The Owner Trustee agrees that, except to the extent provided herein or in the Lease or the Participation Agreement, it shall have no right against the Beneficiary, the Loan Participant, the Lessee, or the Trust Estate for any fee or compensation for services hereunder or for payment or reimbursement or any of its expenses.

                                   ARTICLE XI
                                  MISCELLANEOUS

          11.1 Entire Agreement. This Trust Agreement embodies the entire agreement and understanding among the Beneficiary and the Owner Trustee relating to the subject matter hereof and of the Trust created pursuant hereto and upon execution and delivery of this Trust Agreement will supersede and restate all prior agreements and understandings relating to the Trust created thereby.

          11.2 Notices. Unless otherwise expressly specified or permitted by the terms hereof, all notices shall be in writing and delivered by hand, by telefacsimile or mailed by first class mail, postage prepaid, (i) if to the Owner Trustee, addressed to it at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, telecopier no. (302) 651-8882, attention: Corporate Trust Administration, and (ii) if to the Beneficiary, addressed to it at 3850 Three Mile Lane, McMinnville, Oregon 97128, telecopier no. (503) 434-4217, attention: Mr. Delford M. Smith, or to such other address as either party may have set forth in a written notice to the other. Whenever any notice in writing is required to be given by the Owner Trustee or the Beneficiary, such notice shall be deemed given and such requirement satisfied three Business Days after such notice is deposited with the United States Postal Service, first class mail, postage, prepaid, addressed as provided above.

          All communications and notices hereunder may be given in person, by first class mail, postage prepaid, or by telephone, telegram or telecopier, charges prepaid, promptly confirmed by first class mail, postage prepaid.

          11.3 Situs of Trust; Governing Law. This Trust Agreement has been, and the Trust created hereby is to be, accepted by the Owner Trustee and will be located and administered in the State of Delaware and the validity, construction and all rights under this Trust Agreement and Trust shall be governed by, and construed in accordance with, the laws of such State, including all matters of construction, validity and performance.

          11.4 Non-Segregation of Monies. All monies received by the Owner Trustee under or pursuant to any provisions of this Trust Agreement shall constitute trust funds for the purpose for which they were paid or are held, but need not be segregated in any manner from any other monies except to the extent required by law and may be deposited by the Owner Trustee under such conditions as may be prescribed or permitted by law for trust funds, and the Owner Trustee shall not be liable for any interest thereon.

          11.5 Benefit of Parties, Successors and Assigns. This instrument shall be binding upon, inure solely to the benefit of, the parties hereto, the Loan Participant, the Lessee and their respective heirs, legal representatives, successors and assigns; provided, however, that any third party having a claim against either the Owner Trustee or the Trust Estate for which indemnification is provided in Section 3.2 hereof may enforce such claim directly against the Beneficiary, subject to the limitations contained herein.

          11.6 [RESERVED].

          11.7 Severability of Invalid Provisions. Any provision of this Trust Agreement which is prohibited or unenforceable in any jurisdiction as to the Trust and such jurisdiction, shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto hereby waive with respect to the Trust any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          11.8 Effect of Waiver. Waiver of the breach of any provision hereunder shall not be deemed a waiver of any prior or subsequent breach of the same or any other provision hereof.

          11.9 Remedies Not Exclusive. Pursuit of any remedy with respect to the Trust shall not e deemed the waiver of any other remedy hereunder or at law or in equity.

          11.10 References to Agreements and Instruments. Except as otherwise indicated, all the agreements and instruments herein defined shall mean such agreements or instruments as the same may from time to time be supplemented or amended or the terms thereof waived or modified to the extent permitted by, and in accordance with, the terms hereof and thereof.

          11.11 Headings and Table of Contents. The division of this Trust Agreement into articles and sections, the provision of a table of contents and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of the Trust Agreement.

          11.12 Construction of References. Unless the context otherwise requires, all references in this instrument to designated Articles, Sections and other subdivisions are to designated Articles, Sections and other subdivisions of this instrument, and the words herein, hereof and hereunder and other words of similar import refer to this instrument as a whole and not to any particular Article, Section or other subdivision.

          11.13 Counterpart Execution and Dating. This Trust Agreement and any amendment or supplement to this Trust Agreement may be executed in any number of counterparts and by the different parties hereto and thereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all of such counterparts shall together constitute but one and the same instrument. Fully executed sets of counterparts shall be delivered to, and retained by, the parties hereto. Although this Trust Agreement is dated as of the date first above written for convenience and for purposes of reference, the actual dates of execution hereof by the parties hereto are respectively the dates set forth opposite the signatures hereto, and this Trust Agreement shall be effective on the latest of such dates.

          IN WITNESS WHEREOF, the Owner Trustee and the Beneficiary have each caused this Second Amended and Restated Trust Agreement to be duly executed by their respective officers thereunto duly authorized, all as of the date first set forth above.

                                              747 INC.


Date:                                         By: /s/ GLENN L. ALBUS
                                                  ------------------------------
                                                  Name: GLENN L. ALBUS
                                                  Title: SECRETARY


Date:                                         /s/ DELFORD M. SMITH
                                              ----------------------------------
                                              DELFORD M. SMITH


                                              KING, CHRISTIAN INC.


Date:                                         By: /s/ DELFORD M. SMITH
                                                  ------------------------------
                                                  Name: Delford M. Smith
                                                  Title:


                                              WILMINGTON TRUST COMPANY, as Owner
                                              Trustee


Date:                                         By: /s/ Thomas P. Lavkans
                                                  ------------------------------
                                                  Name: Thomas P. Lavkans
                                                  Title: Vice President